Exhibit 99.1

First Light Acquisition Group, Inc. Transfers Listing to NYSE American LLC

November 14, 2022

NEW YORK—(BUSINESS WIRE)— First Light Acquisition Group, Inc. (NYSE: FLAG) (“FLAG”), a special purpose acquisition company, announced today that it will transfer its listing to the NYSE American LLC (“NYSE American”), where it has been approved to list. In connection with the transfer, FLAG will voluntarily delist from The New York Stock Exchange. FLAG’s decision to transfer to the NYSE American was motivated by more favorable thresholds for continued listing on the NYSE American following recent redemptions of FLAG’s Class A common stock. Following the transfer, FLAG intends to continue to file the same types of periodic reports and other information it currently files with the Securities and Exchange Commission (the “SEC”). FLAG anticipates the transfer to the NYSE American to occur on or about November 17, 2022.

For more information, please contact:

FLAG Investor Relations

IR@firstlightacquisition.com

(202) 503-9255